Exhibit 99.1

Powerwave Technologies Reports Third Quarter Results

Third Quarter 2010 Highlights

  Third quarter 2010 revenue increased to $156.8 million, up 12.8 percent from $139.0 million in 2009
  Third quarter 2010 GAAP EPS of 5 cents; pro forma EPS of 6 cents

SANTA ANA, Calif.--(BUSINESS WIRE)--October 28, 2010--Powerwave Technologies, Inc. (Nasdaq:PWAV), a global supplier of end-to-end wireless solutions for wireless communications networks, today reported preliminary results for its third quarter ended October 3, 2010.

Net sales in the third quarter of fiscal 2010 were $156.8 million, compared with $139.0 million in the third quarter of fiscal 2009. Powerwave also reported third quarter GAAP net income of $7.9 million, which includes $1.5 million of restructuring and impairment charges and $0.8 million of non-cash debt discount amortization associated with certain outstanding long-term debt. For the third quarter of 2010, the net income equates to basic earnings per share of 6 cents and fully diluted earnings per share of 5 cents. This compares with a net loss of $1.1 million, or a basic loss per share of 1 cent in the prior year period.

For the third quarter of fiscal 2010, excluding the restructuring and impairment charges and debt discount amortization, on a pro forma basis, Powerwave would have reported net income of $9.8 million, or fully diluted earnings per share of 6 cents.

For the first nine months of fiscal 2010, total revenue was $415.9 million compared with $424.9 million for the first nine months of fiscal 2009. Powerwave reported a total net loss for the first nine months of 2010 of $2.7 million, or basic loss per share of 2 cents, compared with a net loss of $2.9 million, or a basic loss per share of 2 cents for the first nine months of fiscal 2009. The results for the first nine months of 2010 include a total of $2.8 million of restructuring and impairment charges and $2.4 million of non-cash debt discount amortization net of a gain on the exchange of outstanding long-term debt, and the results for the first nine months of 2009 included $6.3 million of restructuring and intangible asset amortization expenses, offset by a net gain of $5.1 million associated with the repurchase of long-term debt, net of non-cash debt discount amortization. For the first nine months of fiscal 2010, excluding the restructuring and impairment charges and debt discount amortization, on a pro forma basis, Powerwave would have reported net income of $5.2 million, or fully diluted earnings per share of 4 cents.

“For the third quarter of 2010, we were able to show growth of 12.8% over the same period last year,” stated Ronald J. Buschur, president and chief executive officer of Powerwave Technologies. “More importantly, we were able to continue our improvements in our gross margins for this year, with the added benefit of demonstrating strong profitability on both a GAAP and pro forma basis for the third quarter. While we continue to experience longer than normal supply chain lead times and global macro economic issues which continue to impact our business, we see signs of improvement in overall demand for wireless infrastructure equipment. In particular, we believe that strong North American wireless capital spending patterns should remain throughout the next year. We will continue to work to position Powerwave to capitalize on the long-term growth opportunities within the global wireless infrastructure marketplace.”

Summary of Significant Items Impacting the Third Quarter

During the third quarter of 2010, we incurred total restructuring and impairment charges of $1.5 million, which primarily included severance charges related to personnel reductions as well as site closure expenses. The Company also incurred approximately $0.8 million of non-cash debt discount amortization related to its outstanding 1.875% Convertible Subordinated Notes due 2024 pursuant to FASB Accounting Standards Codification (ASC) Topic 470-20, which is included in interest expense for the quarter.

The following is a brief summary of the significant items impacting the comparability of per share amounts for the three months ended October 3, 2010 and September 27, 2009. To calculate the per share impact of these significant items, an underlying effective tax rate of zero percent was used for both periods and the fully diluted shares outstanding for each respective period were used.

	Three Months Ended
	(unaudited)
Summary of Significant Items Impacting Results	Oct. 3, 2010	Sept. 27, 2009

Intangible asset amortization	--	($0.006)
Restructuring and impairment charges	($0.01)	($0.005)
Non-cash ASC Topic 718 compensation charge	($0.004)	($0.01)
Debt discount amortization	($0.005)	($0.01)

Total per share impact	($0.02)*	($0.03)*

(Note: *this amount is rounded to the nearest whole cent.)

In addition, below is a brief summary of significant items impacting the comparability of the gross margin percentage for the third quarter of 2010 versus the third quarter of 2009, on a GAAP and pro forma basis.

	Three Months Ended
	(unaudited)
	Oct. 3, 2010	Sept. 27, 2009

GAAP reported gross margin %	29.4%	26.0%
Add: Pro Forma adjustments
Intangible asset amortization	--	0.5%
Restructuring and impairment charges	0.7%	0.2%
Pro Forma gross margin %	30.1%	26.7%

Third Quarter 2010 Revenue Summary

In the third quarter of 2010, total Americas revenue was $71.5 million or approximately 46 percent of revenue, compared with $48.4 million or approximately 35 percent of revenue in the third quarter of 2009. Total sales to customers based in the Asia Pacific region accounted for approximately 21 percent of revenue or $33.7 million in the third quarter of 2010, compared with 38 percent of revenue or $53.5 million in the third quarter of 2009. Total Europe, Africa and Middle East revenue in the third quarter of 2010 was $51.6 million or approximately 33 percent of revenue, compared with $37.1 million or approximately 27 percent of revenue in the third quarter of 2009.

Sales of products within the antenna systems group totaled $76.0 million or 48 percent of total revenue, sales of products in the base station systems group totaled $64.0 million or 41 percent of revenue and revenue from the coverage solutions group totaled $16.8 million or 11 percent of revenue in the third quarter of 2010.

In the third quarter of 2010, Powerwave’s largest customer was Nokia Siemens Networks, which accounted for approximately 20 percent of revenue. In terms of customer profile, total OEM sales accounted for approximately 32 percent of total revenue, and total direct and operator sales accounted for approximately 68 percent of revenue.

In terms of transmission standards, 2G and 2.5G standards accounted for approximately 40 percent of total revenue, 3G standards accounted for approximately 49 percent of total revenue and 4G standards accounted for approximately 11 percent of total revenue during the third quarter of 2010.

Equity Compensation Expense

The results reported herein include approximately $0.7 million of pre-tax stock compensation expense in the third quarter of 2010, and $2.4 million for the first nine months of fiscal 2010, almost all of which is included in operating expenses. This had the effect of reducing the earnings per share in the third quarter of 2010 by one half cent and increasing the loss per share in the first nine months of 2010 by 2 cents. A similar impact in the third quarter of 2009 reduced the earnings per share by 1 cent and increased the loss per share in the first nine months of 2009 by 3 cents.

Balance Sheet

At October 3, 2010, Powerwave had total cash and cash equivalents of $71.0 million, which includes restricted cash of $0.9 million. Total net inventories were $55.5 million, and net accounts receivable were $156.3 million.

Non-GAAP Financial Information

This press release includes certain non-GAAP financial information as defined by the U.S. Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, a reconciliation of this non-GAAP financial information to our financial statements as prepared under generally accepted accounting principles in the United States (GAAP) is included in this press release. Powerwave’s management believes that the presentation of this non-GAAP financial information is useful to our investors and the investment community since it excludes restructuring and impairment charges related to the consolidation of our manufacturing and engineering facilities as well as severance costs related to facility closures and reductions. In addition, excluded are the gains on the exchange of a portion of the Company’s outstanding long-term debt and the non-cash amortization of the debt discount associated with certain of our long-term debt. Management of Powerwave believes that these items should be excluded when comparing our current operating results with those of prior periods as the restructuring and impairment charges will not impact future operating results, and the amortization of the debt discount is a non-cash expense and the gain on the exchange of long-term debt will not impact future operating results.

Company Background

Powerwave Technologies, Inc., is a global supplier of end-to-end wireless solutions for wireless communications networks. Powerwave designs, manufactures and markets a comprehensive suite of wireless solutions, including antennas, base station products and advanced coverage solutions, utilized in all major wireless network protocols and frequencies, including Next Generation Networks in 4G technology, such as LTE and WiMAX. Corporate headquarters are located at 1801 E. St. Andrew Place, Santa Ana, Calif. 92705. For more information on Powerwave’s advanced wireless coverage and capacity solutions, please call (888)-PWR-WAVE (797-9283) or visit our web site at www.powerwave.com. Powerwave, Powerwave Technologies and the Powerwave logo are registered trademarks of Powerwave Technologies, Inc.

Attached to this news release are preliminary unaudited consolidated financial statements for the third quarter ended October 3, 2010.

Conference Call

Powerwave is providing a simultaneous webcast and live dial-in number of its third quarter fiscal 2010 financial results conference call on Thursday, October 28, 2010 at 2:00 pm Pacific time. To access the audio webcast, select the Investor Relations page at www.powerwave.com and select the Powerwave Technologies Q3 earnings conference call. The call will last for approximately 1 hour. To listen to the live call, please call (617) 213-8068 and enter reservation number 51144673. A replay of the webcast will be available beginning approximately 3 hours after completion of the initial webcast. Additionally, an audio playback of the conference call will be available at approximately 5:00 pm Pacific time on October 28, 2010 through November 4, 2010 by calling (617) 801-6888 and entering reservation number 40723472.

Forward-Looking Statements

The foregoing statements regarding improving gross margins, improving market conditions, increased North American wireless capital spending, continued supply chain constraints and long-term growth opportunities within the wireless communications infrastructure industry and Powerwave’s ability to capitalize on such opportunities are “forward looking statements.” These forward looking statements are based on information available to Powerwave as of the date of this press release and are subject to risks and uncertainties which could cause our actual results to differ materially from those projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order: our ability to execute cost cutting initiatives without disrupting operations; delays or cancellations of wireless network capacity expansions and buildouts for both existing 2G, 2.5G, 3G and 4G networks; macroeconomic factors that may negatively influence demand for wireless communications infrastructure and thereby reduce demand for our products; future consolidation of our customers may reduce demand for our products; our ability to achieve manufacturing cost reductions and operating expense reductions; our ability to generate positive cash flow; wireless network operators may decide to not continue to deploy infrastructure equipment in the quantities that we expect; we require continued success in the design of new wireless infrastructure products and such products must be manufacturable and of good quality and reliability; component shortages or difficulties in obtaining components in the quantities required to meet customer demands may cause us to miss revenue targets and or lose customers to competitors; we are not able to increase our prices to cover our exposure to raw material and freight price increases; our dependence on single source suppliers for certain key components used in our products exposes us to potential material shortages; our business requires continued favorable business conditions and growth in the wireless communications market. Powerwave also notes that its reported financial performance and period to period comparisons are not necessarily indicative of the results that may be expected in the future and Powerwave believes that such comparisons cannot be relied upon as indicators of future performance. Powerwave also notes that the market price of its Common Stock has exhibited high levels of volatility and therefore may not be suitable for all investors. More detailed information on these and additional factors which could affect Powerwave’s operating and financial results are described in the Company’s Form 10-K/A, Amendment No. 1, for the fiscal year ended January 3, 2010, and Form 10-Q for the quarterly period ended July 4, 2010, both of which are filed with the Securities and Exchange Commission, and other risks detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission. Powerwave urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the Company faces. Additionally, Powerwave undertakes no obligation to publicly release the results of any revisions to these forward-looking statements which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

UNAUDITED - PRELIMINARY
POWERWAVE TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	Oct. 3,	Sept. 27,	Oct. 3,	Sept. 27,
	2010	2009	2010	2009
Net sales	$156,813	$139,048	$415,866	$424,904
Cost of sales:
Cost of goods	109,608	101,938	296,135	316,487
Intangible asset amortization	-	624	-	1,870
Restructuring and impairment charges	1,175	328	1,901	1,738
Total cost of sales	110,783	102,890	298,036	320,095

Gross profit	46,030	36,158	117,830	104,809

Operating expenses:
Sales and marketing	7,315	8,069	25,073	26,665
Research and development	15,662	14,534	45,623	44,273
General and administrative	11,741	11,150	34,316	36,001
Intangible asset amortization	-	206	-	740
Restructuring and impairment charges	312	335	872	1,985
Total operating expenses	35,030	34,294	105,884	109,664

Operating income (loss)	11,000	1,864	11,946	(4,855)

Other income (expense), net	(1,025)	(2,172)	(9,163)	3,486

Income (loss) before income taxes	9,975	(308)	2,783	(1,369)
Income tax provision	2,041	803	5,442	1,555
Net income (loss)	$7,934	$(1,111)	$(2,659)	$(2,924)

Net earnings (loss) per share:
- basic:	$0.06	$(0.01)	$(0.02)	$(0.02)
- diluted: [1]	$0.05	$(0.01)	$(0.02)	$(0.02)

Weighted average common shares used in computing per share amounts:
- basic:	132,917	131,950	132,650	131,698
- diluted:	171,299	131,950	132,650	131,698

1 The diluted earnings per share includes an add back of interest expense costs associated with the assumed conversion of certain of the Company’s outstanding convertible subordinated notes.

POWERWAVE TECHNOLOGIES, INC.
PERCENTAGE OF NET SALES

	Three Months Ended		Nine Months Ended
	(unaudited)		(unaudited)
	Oct. 3,	Sept. 27,	Oct. 3,	Sept. 27,
	2010	2009	2010	2009
Net sales	100.0%	100.0%	100.0%	100.0%
Cost of sales:
Cost of goods	69.9	73.3	71.2	74.5
Intangible asset amortization	-	0.5	-	0.4
Restructuring and impairment charges	0.7	0.2	0.5	0.4
Total cost of sales	70.6	74.0	71.7	75.3

Gross profit	29.4	26.0	28.3	24.7

Operating expenses:
Sales and marketing	4.7	5.8	6.0	6.3
Research and development	10.0	10.5	11.0	10.4
General and administrative	7.5	8.0	8.2	8.5
Intangible asset amortization	-	0.2	-	0.2
Restructuring and impairment charges	0.2	0.2	0.2	0.4
Total operating expenses	22.4	24.7	25.4	25.8

Operating income (loss)	7.0	1.3	2.9	(1.1)

Other income (expense), net	(0.6)	(1.5)	(2.2)	0.8

Income (loss) before income taxes	6.4	(0.2)	0.7	(0.3)
Income tax provision	1.3	0.6	1.3	0.4
Net income (loss)	5.1%	(0.8%)	(0.6%)	(0.7%)

POWERWAVE TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
RECONCILIATION OF PRO FORMA RESULTS
(In thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	(Unaudited)			(Unaudited)
			Pro Forma			Pro Forma
	Oct. 3,		Oct. 3,	Oct. 3,		Oct. 3,
	2010	Adjustments	2010	2010	Adjustments	2010
Net sales	$156,813	-	$156,813	$415,866	-	$415,866
Cost of sales:
Cost of goods	109,608	-	109,608	296,135	-	296,135
Restructuring and impairment charges	1,175	(1,175)[1]	-	1,901	(1,901)[1]	-
Total cost of sales	110,783	(1,175)	109,608	298,036	(1,901)	296,135
Gross profit	46,030	1,175	47,205	117,830	1,901	119,731
Operating expenses:
Sales and marketing	7,315	-	7,315	25,073	-	25,073
Research and development	15,662	-	15,662	45,623	-	45,623
General and administrative	11,741	-	11,741	34,316	-	34,316
Restructuring and impairment charges	312	(312)[1]	-	872	(872)[1]	-
Total operating expenses	35,030	(312)	34,718	105,884	(872)	105,012
Operating income	11,000	1,487	12,487	11,946	2,773	14,719

Other income (expense), net	(1,025)	805[2]	(220)	(9,163)	2,404 (2)	(6,759)

Income before income taxes	9,975	2,292	12,267	2,783	5,177	7,960
Income tax provision (benefit)	2,041	412[3]	2,453	5,442	(2,700)[3]	2,742
Net income (loss)	$7,934	1,880	$9,814	$(2,659)	7,877	$5,218

Net earnings (loss) per share:
- basic:	$0.06		$0.07	$(0.02)		$0.04
- diluted:[4]	$0.05		$0.06	$(0.02)		$0.04

Weighted average common shares used in computing per share amounts:
- basic:	132,917		132,917	132,650		132,650
- diluted:	171,299		171,299	132,650		135,542

1 These costs include restructuring and impairment charges related to the current restructuring plans included in cost of goods sold and operating expenses, respectively.

2 This represents the amortization of the debt discount on outstanding long-term debt during the fiscal period.

3 This represents the change in the provision for income taxes related to the preceding pro forma adjustments to arrive at an assumed effective income tax rate of 20% for the third quarter of 2010 and 34% for the first nine months of 2010.

4 Diluted earnings per share for the three month period include the add back of interest expense costs associated with the assumed conversion of certain of the Company’s outstanding convertible notes. The nine month period does not include the add back of interest expense costs associated with the assumed conversion of certain of the Company’s outstanding convertible notes as the effect would be anti-dilutive.

POWERWAVE TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	October 3,	January 3,
	2010	2010
	(unaudited)[1]	(see note)[2]
ASSETS:

Cash and cash equivalents	$70,045	$60,439
Restricted cash	941	2,600
Accounts receivable, net	156,264	142,949
Inventories, net	55,504	60,544
Property, plant and equipment, net	78,935	89,883
Other assets	46,857	33,437
Total assets	$408,546	$389,852

LIABILITIES AND SHAREHOLDERS' EQUITY:

Accounts payable	$96,199	$81,830
Short-term debt	-	-
Long-term debt	274,085	268,983
Accrued expenses and other liabilities	43,059	38,427
Total shareholders' equity	(4,797)	612
Total liabilities and shareholders’ equity	$408,546	$389,852

1 October 3, 2010 balances are preliminary and subject to reclassification adjustments.

2 January 3, 2010 balances were derived from the audited consolidated financial statements.

CONTACT:
Powerwave Technologies, Inc.
Kevin Michaels, (714) 466-1608